FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                         MERRILL LYNCH DEPOSITOR, INC.
             (Exact name of registrant as specified in its charter)


                Delaware                                 13-3891329
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

                          World Financial Center,
                         New York, New York  10281
               (Address of principal executive offices)        (Zip Code)

         Securities to be registered pursuant to Section 12(b) of the Act:

            Title of each class                   Name of each exchange on which
            to be so registered                   each class is to be registered

            PPLUS Floating Rate Trust             New York Stock Exchange
            Certificates Series JPM-1
            (the "Certificates")

         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to
General Instruction A.(c), check the following box.     [x]

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to
General Instruction A.(d), check the following box.     [ ]

Securities Act registration file number to which this form relates: 333-88166-19

Securities to be registered pursuant to Section 12(g) of the Act:
None
INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.    Description of Registrant's Securities to be Registered.

The description of the Certificates to be registered hereunder is set forth under the captions entitled: "Description of the Trust Certificates"; "Description of the Underlying Securities"; and "United States Federal Income Tax Consequences" in the registrant's preliminary prospectus supplement dated July 19, 2004 (the "Preliminary Prospectus Supplement"), and "Description of the Certificates" in the registrant's prospectus dated October 24, 2002 (the "Prospectus"), which descriptions are incorporated herein by reference. The


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registrant filed the Prospectus and Preliminary Prospectus Supplement with the
Securities and Exchange Commission (the "SEC") on July 21, 2004 pursuant to Rule 424(b)(2) under the Securities Act of 1933, as amended.

Item 2.    Exhibits

1. Amended and Restated Certificate of Incorporation of the registrant is set forth as Exhibit 3.1 to the registrant's Registration Statement on Form S-3 (Registration No. 333-29015, dated September 17, 1997) (the "Registration Statement") and is incorporated herein by reference.

2. By-laws of the registrant are set forth as Exhibit 3.2 to the Registration Statement and are incorporated herein by reference.

3. Standard Terms for Trust Agreements dated February 20, 1998 (the "Standard Terms") are set forth as Exhibit 4.1 to the Form 8-K dated February 20, 1998 and filed by the registrant with the SEC on February 27, 1998 and are incorporated herein by reference.

4.         Form of Series Supplement (the "Series Supplement") to the Standard
Terms.

5.         Form of the Certificate.


SIGNATURE

           Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                      MERRILL LYNCH DEPOSITOR, INC.

                                      By:    /s/ Michael F. Connor
                                      Name:  Michael F. Connor
                                      Title: President


Date: August 2, 2004